UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2008

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

1999 Broadway, Suite 3700 - Denver, CO (Address of Principal Executive Offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (303) 999-4400

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 3, 2008, Berry Petroleum Company  (the “Company”) entered into a Joinder Agreement (the “Joinder Agreement”) with Wells Fargo Bank, N.A. and Calyon New York Branch (“Calyon”).  The Joinder Agreement adds Calyon as an additional Lender under the Company’s Amended and Restated Credit Agreement dated as of July 15, 2008, (the “Credit Agreement”).  Pursuant to the terms of the Joinder Agreement, Calyon agreed to provide a $75 million commitment under the Credit Agreement.

The Joinder Agreement contains usual and customary conditions, representations, and warranties.  A copy of the Joinder Agreement has been attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure

In addition to the information provided under Item 1.01 of this Form 8-K, the Company entered into agreements with two banks currently participating in the Credit Agreement to increase commitments by an additional $12 million, bringing total new commitments to $87 million.

Including the Calyon commitment set forth in Item 1.01 of this Form 8-K and the $12 million set forth above, the bank commitments under the Credit Agreement now total $1.21 billion.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

   10.1 Joinder Agreement dated December 2, 2008 by and among Berry Petroleum Company, Wells Fargo Bank, N.A., and Calyon New York Branch.

   99.1 Press Release dated December 3, 2008, titled “Berry Petroleum Increases Bank Commitments to $1.21 Billion.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Kenneth A. Olson
Kenneth A. Olson
Corporate Secretary

Date: December 3, 2008